Exhibit 99.1

Red Hat Reports First Quarter Results

  Revenue of $156.6 Million, up 32% Year-over-Year
  Operating Income Increased 33% Year-over-Year
  Operating Cash Flow Increased by 60% Year-over-Year

RALEIGH, N.C.--(BUSINESS WIRE)--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2009 first quarter ended May 31, 2008.

“The first quarter was a solid start to the fiscal year,“ stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “With our recognized value advantage and award winning technology solutions, we continued to see top enterprise customers expand Red Hat deployments and new customers migrate to our solutions.”

Total revenue for the quarter was $156.6 million, an increase of 32% from the year ago quarter and 11% from the prior quarter. Subscription revenue for the quarter was $130.7 million, up 27% year-over-year and 7% sequentially.

Net income for the quarter was $17.3 million, or $0.08 per diluted share, compared with $16.2 million, or $0.08 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the quarter was $37.0 million, or $0.18 per diluted share, after adjusting for stock compensation and tax expense as detailed in the tables below. This compares to non-GAAP adjusted net income of $33.7 million, or $0.16 per diluted share in the year ago quarter.

Operating cash flow totaled $63.4 million, compared to $39.7 million from the year ago quarter and $54.5 million from the prior quarter. At quarter end, the company’s total deferred revenue balance was $491.8 million, an increase of 36% on a year-over-year basis and 4% sequentially. Total cash, cash equivalents and investments as of May 31, 2008 were $1.35 billion.

Other highlights include the following:

  Red Hat launched major releases of its flagship products; Red Hat Network Satellite 5.1, Red Hat Enterprise Linux 5.2, and JBoss Operations Network 2.0. Also Red Hat released Fedora 9 to the open source community.
  Red Hat’s middleware business continued to gain momentum in the quarter. JBoss middleware solutions were positioned in the Leadership quadrant of Gartner Inc.’s “Magic Quadrant for Enterprise Application Servers” for a third consecutive year. JBoss also received high marks in a survey of application development professionals published by Forrester Research on April 25, 2008 “Application Server Quality: Review Your Assumptions”.
  Red Hat was named the #1 IT vendor in Japan by IT workers surveyed in the Nikkei Access’ April 2008 study for the second consecutive year.

"Our execution this quarter enabled us to deliver a combination of strong revenue, operating income and cash flow growth,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “We achieved these results while continuing to invest in our infrastructure and technologies to enable future growth.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event will have ended.

About Red Hat, Inc.

Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 55 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2008	2007
Revenue:

Subscriptions	$130,694	$103,045
Training and services	25,941	15,828

Total subscription, training and services revenue	156,635	118,873

Cost of revenue:

Subscriptions	8,957	7,601
Training and services	17,472	10,663

Total cost of subscription, training and services revenue	26,429	18,264

Total gross profit	130,206	100,609

Operating expense:
Sales and marketing	59,271	46,209
Research and development	28,911	21,787
General and administrative	22,114	17,661

Total operating expense	110,296	85,657

Income from operations	19,910	14,952
Other income, net	10,020	13,578
Interest expense	(1,586)	(1,495)

Income before provision for income taxes	28,344	27,035
Provision for income taxes	11,054	10,814

Net income	$17,290	$16,221

Net income-diluted	$18,184	$17,100

Net income per share:
Basic	$0.09	$0.08
Diluted	$0.08	$0.08

Weighted average shares outstanding:
Basic	190,779	193,082
Diluted	218,853	221,407

Diluted net income per share computation:
GAAP Net income, basic	$17,290	$16,221
Interest expense on convertible debentures, net of related GAAP tax effects	435	428
Amortization of debt issuance costs, net of related GAAP tax effects	459	451

GAAP Net income, diluted	$18,184	$17,100

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	May 31,	February 29,
	2008	2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$610,540	$677,720
Investments in debt securities	285,535	312,442
Accounts receivable, net	114,975	127,002
Prepaid expenses and other current assets	85,708	75,192

Total current assets	1,096,758	1,192,356

Property and equipment, net	73,341	68,557
Goodwill	358,335	340,314
Identifiable intangibles, net	112,832	93,823
Investments in debt securities	453,073	341,781
Other assets, net	43,007	43,151

Total assets	$2,137,346	$2,079,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,932	$17,341
Accrued expenses	46,993	43,260
Deferred revenue	351,242	339,088
Convertible debentures	570,000	570,000
Other current obligations	1,001	59

Total current liabilities	981,168	969,748

Deferred lease credits	4,844	4,977
Long term deferred revenue	140,582	133,805
Other long term obligations	19,359	20,261
Convertible debentures	-	-
Stockholders' equity:
Common stock	21	21
Additional paid-in capital	1,208,585	1,170,328
Accumulated deficit	(10,912)	(28,202)
Treasury stock, at cost	(202,093)	(192,946)
Accumulated other comprehensive income (loss)	(4,208)	1,990

Total stockholders' equity	991,393	951,191

Total liabilities and stockholders' equity	$2,137,346	$2,079,982

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2008	2007

Cash flows from operating activities:
Net income	$17,290	$16,221
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	9,097	7,234
Deferred income taxes	8,767	8,330
Share-based compensation expense	10,561	8,386
Excess tax benefits from share-based payment arrangements	(8,967)	(12,610)
Provision for doubtful accounts	(151)	582
Amortization of debt issuance costs	752	752
Other	(40)	-
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable and earnings in excess of billings	19,320	(3,917)
Prepaid expenses and other current assets	(5,003)	(738)
Accounts payable	(5,570)	(4,223)
Accrued expenses	1,986	(1,764)
Deferred revenue	15,454	21,564
Other assets	(134)	(92)

Net cash provided by operating activities	63,362	39,725

Cash flows from investing activities:
Purchase of investment securities	(305,646)	(341,175)
Proceeds from sales and maturities of investment securities	216,534	215,480
Acquisitions of businesses, net of cash acquired	(43,750)	(11,784)
Purchase of property and equipment	(9,522)	(6,407)
Purchase of developed software and other intangible assets	(1,615)	(3,488)

Net cash used in investing activities	(143,999)	(147,374)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	8,967	12,610
Proceeds from exercise of common stock options	11,447	3,074
Purchase of treasury stock	(9,147)	-
Structured stock repurchase	1,989	-
Other borrowings, net	43	2,232

Net cash provided by financing activities	13,299	17,916

Effect of foreign currency exchange rates on cash and cash equivalents	158	(122)
Net decrease in cash and cash equivalents	(67,180)	(89,855)
Cash and cash equivalents at beginning of the period	677,720	527,239

Cash and cash equivalents at end of period	$610,540	$437,384

RED HAT, INC.
NON CASH SHARE-BASED COMPENSATION AND RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2008	2007

Cost of revenue	$681	$582
Sales and marketing	3,996	2,514
Research and development	2,508	2,125
General and administration	3,376	3,165
Total stock based compensation expense	$10,561	$8,386

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2008	2007

GAAP net income	$17,290	$16,221

GAAP provision for income taxes	11,054	10,814

GAAP income before provision for income taxes	$28,344	$27,035

Add: Non-cash share-based compensation expense per FAS 123R	10,561	8,386

Non-GAAP adjusted income before provision for income taxes	$38,905	$35,421

Non-GAAP cash provision for income taxes	$1,945	$1,771

Non-GAAP adjusted net income	$36,960	$33,650

Non-GAAP adjusted net income-diluted	$38,352	$35,042

Non-GAAP adjusted net income per share:
Basic	$0.19	$0.17
Diluted	$0.18	$0.16

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$36,960	$33,650
Interest expense on convertible debentures, net of related 5% cash tax effects	677	677
Amortization of debt issuance costs, net of related 5% cash tax effects	715	715

Non-GAAP adjusted net income-diluted	$38,352	$35,042

RED HAT, INC.
RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2008	2007

GAAP Gross profit	$130,206	$100,609

Add: Non-cash share-based compensation expense per FAS 123R	681	582

Non-GAAP gross profit	$130,887	$101,191

Non-GAAP gross margin	84%	85%

	Three Months Ended
	May 31,	May 31,
	2008	2007

GAAP operating expenses	$110,296	$85,657

Deduct: Non-cash share-based compensation expense per FAS 123R	(9,880)	(7,804)

Non-GAAP adjusted operating expenses	$100,416	$77,853

	Three Months Ended
	May 31,	May 31,
	2008	2007

GAAP operating income	$19,910	$14,952

Add: Non-cash share-based compensation expense per FAS 123R	10,561	8,386

Non-GAAP adjusted operating income	$30,471	$23,338

Non-GAAP adjusted operating margin	19.5%	19.6%

CONTACT:
Red Hat
Corporate Communications:
Kerrin Catallozzi, 919-754-4268
kcatallo@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
investors@redhat.com